UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2022

Renovacor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39271	83-3169838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Broadway, Suite 310
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 424-2650

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCOR	NYSE American LLC
Warrants to purchase one share of common stock at an exercise price of $11.50	RCOR.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment No. 1”) amends the Current Report on Form 8-K filed by Renovacor, Inc. (the “Company”) with the Securities and Exchange Commission on June 3, 2022 (the “Original 8-K”) to supplement certain disclosures therein under Item 5.02. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2022, the Company reported in the Original 8-K that its Board of Directors (the “Board”) had appointed Wendy DiCicco as the Company’s Chief Financial Officer and principal financial officer and Joseph Carroll as the Company’s Chief Accounting Officer, Corporate Secretary and principal accounting officer. At the time of the Original 8-K, the Company had not yet determined the compensation arrangements for those positions, and in the Original 8-K, the Company stated that it would report on those compensation arrangements when established.

On June 17, 2022, the Company entered into a CFO Services Agreement with Ms. DiCicco (the “CFO Agreement”) and an Employment Agreement with Mr. Carroll (the “CAO Employment Agreement”) setting forth the compensation arrangements for those positions. The following is a summary of the material terms of those agreements:

CFO Agreement

Under the CFO Agreement, Ms. DiCicco will provide services to the Company as its Chief Financial Officer in a non-employee capacity, effective as of June 17, 2022 (the “Effective Date”). The CFO Agreement provides Ms. DiCicco with the following compensation for those services: (i) a base annual service fee of $405,000 (the “Base Fee”) starting as of the Effective Date, (ii) an annual incentive fee targeted at 40% of such Base Fee, and (iii) an initial equity award consisting of options to purchase 155,325 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) under the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”). The stock options were granted on the Effective Date, with an exercise price equal to the closing price per share of the Company’s Common Stock on the NYSE American (the “NYSE American”) on the grant date, a 4-year vesting schedule, and other terms consistent with the standard terms applicable to Company awards of stock options.

Under the CFO Agreement, in the event of termination of Ms. DiCicco’s services with the Company for any or no reason, Ms. DiCicco is entitled to any Base Fee earned but unpaid through the date her services terminate and any reimbursement for business expenses incurred by, but not yet paid to, Ms. DiCicco as of the date her services terminate.

The CFO Agreement does not provide for severance payments unless Ms. DiCicco’s services are terminated either by the Company without “Cause” or by Ms. DiCicco for “Good Reason” (as those terms as defined in the CFO Agreement) during the 24-month period following a “Change in Control” (also as defined in the CFO Agreement), in which situations Ms. DiCicco will receive a lump sum severance payment equal to six months’ of Base Fees.

Any obligation of the Company to provide Ms. DiCicco her severance payment is subject to her execution and non-revocation of a release of claims in the Company’s favor and her continued compliance with certain restrictive covenants.

CAO Employment Agreement

The CAO Employment Agreement provides Mr. Carroll with the following compensation for serving as a Senior Vice President and the Company’s Chief Accounting Officer: (i) a base annual salary of $325,000 (the “Base Salary”) as of the effective date of the CAO Employment Agreement, (ii) an annual bonus targeted at 35% of such Base Salary, and (iii) an initial equity award consisting of options to purchase 29,000 shares of Common Stock under the 2021 Plan. The stock options were granted on the Effective Date, with an exercise price equal to the closing price per share of Common Stock on the NYSE American on the grant date, a 4-year vesting schedule, and other terms consistent with the standard terms applicable to Company awards of stock options.

Under the CAO Employment Agreement, in the event of termination of Mr. Carroll’s employment with the Company for any or no reason, Mr. Carroll is entitled to the Base Salary for the final payroll period of his employment, through the date his employment terminates, including any accrued but unused vacation time, and any reimbursement for business expenses incurred by but not yet paid to Mr. Carroll as of the date his employment terminates (collectively, the “Final Compensation”).

In the event Mr. Carroll’s employment is terminated either by the Company without “Cause” (as defined in the CAO Employment Agreement) outside of a 24-month period following a “Change in Control” (as defined in the CAO Employment Agreement) (such 24-month period, the “Protected Period”), in addition to the Final Compensation, Mr. Carroll is entitled to (i) the Base Salary for a period of 9 months following the date of termination (the “Severance Payments”); (ii) a cash bonus for the year of termination equal to the target bonus for the year, prorated based on the number of days in the year through the termination date (the “Pro-Rated Bonus”); and

(iii) a cash lump-sum payment equal to 9 times the amount of one month of COBRA premiums based on the terms of Company’s group health plan and Mr. Carroll’s coverage under such plan as of the termination date (the “COBRA Payment”).

In the event Mr. Carroll’s employment is terminated either by the Company without Cause or by him for “Good Reason” (as defined in the CAO Employment Agreement) during the Protected Period, in addition to the Final Compensation, Mr. Carroll is entitled to the amounts provided in the immediately preceding paragraph, except that the Severance Payments shall be payable in a single cash payment.

Any obligation of the Company to provide Mr. Carroll the Severance Payments and the COBRA Payment is subject to his execution and non-revocation of a release of claims in the Company’s favor and his continued compliance with certain restrictive covenants.

Both the CFO Agreement and CAO Employment Agreement include certain covenants regarding protection of confidential information, non-competition, and non-solicitation of employees and customers, consistent with agreements with other executives.

The foregoing descriptions of the CFO Agreement and the CAO Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are attached as Exhibits 10.1 and 10.2, respectively, to this Amendment No. 1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	CFO Services Agreement, by and between the Company and Wendy DiCicco, dated as of June 17, 2022.
10.2	Employment Agreement, by and between the Company and Joseph Carroll, dated as of June 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENOVACOR, INC.

Date:	June 24, 2022	By:	/s/ Magdalene Cook, M.D.
Magdalene Cook, M.D.
President, Chief Executive Officer and Director